CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Managed Portfolio Series of our report dated December 21, 2020, relating to the financial statements and financial highlights, which appear in Delaware U.S. Growth Fund’s (subsequent to reorganization, Jackson Square Large-Cap Growth Fund) Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights” in such Registration Statement.

Philadelphia, Pennsylvania
April 16, 2021